EXHIBIT 16.1

May 27, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

We have read Item 4.01 of the Current Report on Form 8-K dated May 27, 2020 of Graphene Solar and Technologies, and are in agreement with the statements regarding our firm. We have no basis to agree or disagree with the other statements contained therein.

Very truly yours,

/s/ Pinnacle Accountancy Group of Utah

Pinnacle Accountancy Group of Utah

Farmington, Utah

1438 N. Highway 89, Suite 120 Farmington, UT 84025 | (801) 447-9572 | www.pinncpas.com